UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

HEALTH NET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Security and Control Agreement

On June 23, 2006, Health Net, Inc. (the “Company”) entered into a Security and Control Agreement (the “Security and Control Agreement”), by and among the Company, U.S. Bank Trust National Association, as trustee (the “Trustee”) for the registered holders of the Company’s 8  3/8% Senior Notes due 2011 (the “Senior Notes”), and U.S. Bank National Association, as securities intermediary (the “Securities Intermediary”), for the purpose of securing and facilitating the redemption of the Senior Notes. Proceeds from the Bridge Loan and Term Loan (each as described below) were transferred to the Securities Intermediary for the purpose of acquiring certain U.S. Treasury Securities (the “Pledged Securities”) to be held under the Security and Control Agreement in a separate account for the benefit of the holders of the Senior Notes. The Company granted to the Trustee, for the benefit of the holders of the Senior Notes, a lien on and security interest in the Pledged Securities until the Senior Notes are redeemed in accordance with the Senior Notes Indenture (as defined below). The cash flow generated by the Pledged Securities will provide sufficient funds to make all of the remaining principal and interest payments on the Senior Notes.

The above description of the Security and Control Agreement is qualified in its entirety by the terms of the Security and Control Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Supplemental Indenture

On June 23, 2006, the Company entered into a First Supplemental Indenture (the “Supplemental Indenture”), which amends and supplements the Indenture (the “Senior Notes Indenture”), dated as of April 12, 2001, by and between the Company and U.S. Bank Trust National Association, as trustee, pursuant to which the Company’s Senior Notes were issued. The Supplemental Indenture authorized the Trustee to enter into the Security and Control Agreement.

The above description of the Supplemental Indenture is qualified in its entirety by the terms of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Fourth Amendment and Consent to Credit Agreement

On June 23, 2006, the Company entered into a Fourth Amendment and Consent (the “Amendment and Consent”) to the to Five-Year Credit Agreement, dated as of June 30, 2004 (as amended, the “Revolving Credit Agreement”), by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent. The purpose of the Amendment and Consent was to modify the Revolving Credit Agreement to, among other things, permit the Company to enter into and borrow under a bridge loan and term loan to secure and refinance the Company’s Senior Notes and to permit the Company to repurchase capital stock of the Company with proceeds from debt, equity or other securities issuance or financing transactions incurred for such purpose up to an aggregate amount of $500 million (subject to certain conditions). The Amendment and Consent also adjusted certain financial covenants contained in the Revolving Credit Agreement to accommodate the redemption of the Senior Notes and the repurchase of capital stock of the Company.

The above description of the Amendment and Consent and the Revolving Credit Agreement is qualified in its entirety by the terms of the Amendment and Consent, which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and the terms of the Revolving Credit Agreement, which has been previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 20, 2004, Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 7, 2006.

Bridge Loan Facility

On June 23, 2006, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”), among the Company, the lenders party thereto and The Bank of Nova Scotia, as administrative agent, sole lead arranger and sole book runner.

The Company borrowed $200 million (the “Bridge Loan”) under the Bridge Loan Agreement, which borrowings (together with the proceeds of the Term Loan described below) were transferred to the Securities Intermediary and used to purchase the Pledged Securities.

The Bridge Loan has a final maturity date of September 22, 2006. The Company may voluntarily prepay the Bridge Loan, in whole or in part, without penalty or premium (subject to certain customary breakage costs). The Bridge Loan is mandatorily prepayable only to the extent that loans made under the Bridge Loan Agreement exceed unutilized commitments under the Revolving Credit Agreement. The interest rate under the Bridge Loan Agreement is based on LIBOR plus an applicable margin of 1.50%.

The Bridge Loan Agreement contains representations and warranties, affirmative and negative covenants and events of default substantially similar to those contained in the Revolving Credit Agreement.

The above description of the Bridge Loan Agreement is qualified in its entirety by the terms of the Bridge Loan Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Term Loan Credit Facility

On June 23, 2006, the Company entered into a Term Loan Credit Agreement (the “Term Loan Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp USA, Inc., as syndication agent, the other lenders party thereto and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint book runners.

The Company borrowed $300 million (the “Term Loan”) under the Term Loan Agreement, which borrowings (together with the proceeds of the Bridge Loan) were transferred to the Securities Intermediary and used to purchase the Pledged Securities.

The Term Loan has a final maturity date of June 23, 2011. The Company may voluntarily prepay the Term Loan, in whole or in part, without penalty or premium (subject to certain customary breakage costs). The interest rate on the Term Loan is determined according to the LIBOR rate or a base rate, as selected by the Company, plus a margin determined according to the Company’s credit ratings. The margin currently applicable is 1.50% over LIBOR.

The Term Loan Agreement contains representations and warranties, affirmative and negative covenants and events of default substantially similar to those contained in the Revolving Credit Agreement.

The above description of the Term Loan Agreement is qualified in its entirety by the terms of the Term Loan Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Certain of U.S. Bank Trust National Association, U.S. Bank National Association, Bank of America, N.A., The Bank of Nova Scotia, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Citicorp USA, Inc., Citigroup Global Markets Inc. and the various lenders under the above-described agreements, and their respective affiliates, have performed, and may in the future perform, various trust services, commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

A copy of the press release announcing the series of transactions entered into by the Company for the purpose of refinancing the Senior Notes is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 under the headings “Security and Control Agreement” and “Supplemental Indenture” is incorporated herein by reference.

Item 8.01	Other Events

As a result of the Company’s pledge of collateral to secure the Senior Notes, Moody’s Investors Service and Standard & Poor’s Ratings Services upgraded their ratings on the Senior Notes to investment grade (Baa1 and BBB, respectively) effective June 28, 2006. The increase in the ratings on the Senior Notes caused the interest rate on the Senior Notes to decrease from 9  7/8 percent to 8  3/8 percent pursuant to the terms of the Senior Notes Indenture. The Company intends to issue a notice to redeem all of the outstanding Senior Notes.

The Company expects to incur an approximately $80 million one-time charge for costs related to the refinancing of the Senior Notes in its second quarter ending June 30, 2006.

A copy of the press release announcing the series of transactions entered into by the Company for the purpose of refinancing the Senior Notes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
4.1	First Supplemental Indenture, relating to the 8 3/8% Senior Notes due 2011, dated as of June 23, 2006, between Health Net, Inc. and U.S. Bank Trust National Association, as trustee.

10.1	Security and Control Agreement, dated June 23, 2006, by and between Health Net, Inc., U.S. Bank National Association, as trustee for the registered holders of the 8 3/8% Senior Notes due 2011, and U.S. Bank National Association, as securities intermediary.

10.2	Fourth Amendment and Consent to Credit Agreement, dated as of June 23, 2006, among Health Net, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.3	Bridge Loan Agreement, dated as of June 23, 2006, among Health Net, Inc., the lenders party thereto, The Bank of Nova Scotia, as Administrative Agent and The Bank of Nova Scotia, as Sole Lead Arranger and Sole Bookrunner.

10.4	Term Loan Credit Agreement, dated as of June 23, 2006, among Health Net, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Citicorp USA Inc., as Syndication Agent, the other lenders party thereto and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release, dated June 28, 2006, announcing the series of transactions entered into by the Company for the purpose of refinancing the 8 3/8% Senior Notes due 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2006

HEALTH NET, INC.

By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary